   As filed with the Securities and Exchange Commission on November 13, 1997.


                                                    Registration No.
                                                    ===========================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                           LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      72-1205791
(State or other jurisdiction                         (I.R.S. Employer
    of incorporation or                           Identification Number)
       organization)


                            5551 CORPORATE BOULEVARD
                          BATON ROUGE, LOUISIANA 70808
                                 (504) 926-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                              KEVIN P. REILLY, JR.
                Chairman, President and Chief Executive Officer
                           Lamar Advertising Company
                            5551 Corporate Boulevard
                          Baton Rouge, Louisiana 70808
                                 (504) 926-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:

    STANLEY KELLER, ESQ.                          R.W. SMITH, JR.
     Palmer & Dodge LLP                       Piper & Marbury L.L.P.
     One Beacon Street                         Charles Center South
Boston, Massachusetts 02108                   36 South Charles Street
       (617) 573-0100                        Baltimore, Maryland 21201
                                                  (410) 539-2530

                            ------------------------

        Approximate date of commencement of proposed sale to the public:

   From time to time after the effective date of this Registration Statement.

                            ------------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-39727

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                                        Proposed           Proposed
    Title of each class of                              maximum             maximum           Amount of
          securities              Amount to be       offering price        aggregate        registration
       to be registered            registered         per share(1)      offering price(1)       fee
-----------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock,
 $0.001 par value per share     200,000 shares           $31.41           $6,282,000          $1,903.64
-----------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(c) and based upon the prices on November 12, 1997 as reported on the consolidated tape for stocks quoted on the Nasdaq National Market.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                                Explanatory Note

     This registration statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Registration No. 333-39727) on November 7, 1997 (the "Earlier Registration Statement"), which was declared effective on November 12, 1997, are incorporated herein by reference. The form of prospectus contained in the Earlier Registration Statement will reflect the aggregate amount of securities registered in this Registration Statement and the Earlier Registration Statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 12, 1997.


                                    LAMAR ADVERTISING COMPANY


                                    By:/s/ Kevin P. Reilly, Jr.
                                       -------------------------------
                                             Kevin P. Reilly, Jr., President
                                             and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising Company hereby severally constitute and appoint each of Kevin P. Reilly, Jr. and Keith A. Istre our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including pre- and post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1997.




SIGNATURE                                 TITLE
---------                                 -----
/s/ Kevin P. Reilly, Jr.                  Director and Principal Executive Officer
-----------------------------
Kevin P. Reilly, Jr.

/s/ Keith A. Istre                        Director and Principal Financial and Accounting Officer
-----------------------------
Keith A. Istre

                                          Director
-----------------------------
Dudley W. Coates

/s/ Charles W. Lamar                      Director
-----------------------------
Charles W. Lamar

/s/ Gerald H. Marchand                    Director
-----------------------------
Gerald H. Marchand

                                          Director
-----------------------------
Jack S. Rome, Jr.

                                          Director
-----------------------------
William R. Schmidt

/s/ T. Everett Stewart, Jr.               Director
-----------------------------
T. Everett Stewart, Jr.

                                 EXHIBIT INDEX

EXHIBIT
SEQUENTIAL
   NO.                                             DESCRIPTION
--------                                           -----------
   4.1           Amended and Restated Certificate of Incorporation of the Registrant.  Previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.

   4.2           By-Laws of the Registrant, as amended.  Previously filed as Exhibit 3.2 to the Registrant's
                 Registration Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.

   5.1           Opinion of Palmer & Dodge LLP.  Filed herewith.

  23.1           Consent of KPMG Peat Marwick LLP, independent accountants of Lamar Advertising Company and Outdoor
                 East, L.P.  Filed herewith.

  23.2           Consent of McGrail, Merkel, Quinn and Associates, independent accountants of FKM Advertising Co., Inc.
                 Filed herewith.

  23.3           Consent of Philip R. Friedman & Associates, independent accountants of Penn Advertising, Inc.  Filed herewith.

  23.4           Consent of Coopers & Lybrand L.L.P., independent accountants of National Advertising Company - Lamar
                 Acquisition.  Filed herewith.

  23.5           Consent of Palmer & Dodge LLP (contained in Exhibit 5.1).

  24.1           Power of Attorney (included on the signature page of this Registration Statement).